                           [TOBIN & TOBIN LETTERHEAD]

                                  June 1, 1998

                                                                     EXHIBIT 5.1



American Residential Eagle, Inc.
445 Marine View Avenue
Suite 100
Del Mar, CA  92014

             Re:       American Residential Eagle, Inc.
                       Registration Statement on Form S-3/S-11 (No. 333-47311)

Ladies and Gentlemen:

        We have acted as counsel to American Residential Eagle, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3/S-11 (the "Registration Statement") for the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of mortgage-backed certificates (the "Certificates") and collateralized mortgage bonds (the "Bonds") (the Certificates and the Bonds collectively, the "Securities"). As described in the Registration Statement, each Series of Certificates will be issued by a separate trust (each, a "Certificate Issuer") formed by the Company pursuant to a trust agreement (each, a "Trust Agreement") between the Company and the Certificate Trustee ("Certificate Trustee"). Each series of Bonds is issuable under a separate Indenture (each such agreement, an "Indenture"), between each owner trust acting as Bond Issuer ("Bond Issuer") and the Bond Trustee ("Bond Trustee"), each to be identified in the prospectus supplement for such series of Bonds. Each Trust Agreement and Indenture will be substantially in the form thereof filed as an exhibit to the Registration Statement. Each Series of Securities will be sold from time to time pursuant to a separate underwriting agreement (each, an "Underwriting Agreement") among the Company and the underwriter or underwriters named therein.

        We have examined and relied upon copies of the Company's Certificate of Incorporation, Bylaws, the Registration Statement, the form of Trust Agreement, the form of Indenture, the forms of Certificates and the forms of the Bonds included as exhibits to the Trust

American Residential Eagle, Inc.
June 1, 1998
Page 2



Agreement and the Indenture, respectively, the form of Underwriting Agreement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

        In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Based upon the foregoing, we are of the opinion that:

        1. When any Trust Agreement relating to a series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company and the Certificate Trustee and any other party thereto, such Trust Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

        2. When a series of Certificates has been duly authorized by all necessary action on the part of the Company, duly executed by the Company and authenticated by the Certificate Trustee for such series in accordance with the terms of the related Trust Agreement and issued and delivered against payment therefor as described in the Registration Statement, such series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Trust Agreement.

        3. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable Bond Issuer.

        4. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Bonds of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the base prospectus and prospectus supplement delivered in connection therewith, such Bonds will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding

American Residential Eagle, Inc.
June 1, 1998
Page 3


obligations of the applicable Bond Issuer, and the holders of such Bonds will be entitled to the benefits of that Indenture.

        In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein), the laws of the State of Delaware and the federal laws of the United States of America.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus and prospectus supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                   Very truly yours,

                                                   /s/ Tobin & Tobin